As filed with the Securities and Exchange Commission on November 27, 2020

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRANITE REAL ESTATE INVESTMENT TRUST

(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada

(Province or other jurisdiction of incorporation or organization)

GRANITE REIT INC.

(Exact name of Registrant as specified in its charter)

Province of British Columbia, Canada

(Province or other jurisdiction of incorporation or organization)

77 King Street West, Suite 4010, P.O. Box 159

Toronto-Dominion Centre

Toronto, Ontario

M5K 1H1

Canada

(647) 925-7500

(Address and telephone number of each Registrant’s principal executive offices)

6500	Not Applicable
(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification No. if applicable)

CT Corporation System

28 Liberty St.

New York, NY 10005

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Lawrence Clarfield Granite Real Estate Investment Trust Granite REIT Inc. 77 King Street West, Suite 4010, P.O. Box 159 Toronto-Dominion Centre Toronto, Ontario M5K 1H1 Canada (647) 925-7536	Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West, Suite 3100 Toronto, Ontario M5K 1J3 Canada (416) 504-0520	Brendan D. Reay Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Toronto, Ontario M5L 1A9 Canada (416) 863-5273

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum Offering Price per Unit	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Stapled Units
Stapled Subscription Receipts
Stapled Warrants
Units
Total	US$0	(4)	US$0	US$0

(1)

There are being registered under this Registration Statement such indeterminate number of stapled units, stapled subscription receipts, stapled warrants and units of the Registrants as from time to time may be issued at prices determined at the time of issuance.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

The prospectus contained herein relates to an aggregate of US$483,137,084 of securities (based on an aggregate of CDN$ 628,185,000 of securities and the Bank of Canada daily average exchange rate of US$0.7691 = CND$1.00 on November 25, 2020) that may be offered and sold by the Registrants following the filing date of this Registration Statement, including, pursuant to Rule 429 under the Securities Act, US$483,137,084 of unsold securities that were previously registered under the Registrants’ Registration Statement on Form F-10 (File No. 333-233725), filed on September 12, 2019.

(4)	The proposed maximum initial offering price per security will be determined, from time to time, by the Registrants in connection with the sale of the securities under this Registration Statement.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement relates to Registration Statement 333-233725.

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

I-1

AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS

(amending and restating the short form base shelf prospectus dated September 12, 2019)

New Issue	November 26, 2020

GRANITE REAL ESTATE INVESTMENT TRUST

and

GRANITE REIT INC.

$1,500,000,000

Stapled Units

Stapled Convertible Debentures

Stapled Subscription Receipts

Stapled Warrants

Units

Granite Real Estate Investment Trust (“Granite REIT”) and Granite REIT Inc. (“Granite GP”, and together with Granite REIT, “Granite”) may from time to time offer and issue the following securities: (i) Stapled Units (as defined herein); (ii) stapled convertible debentures (“Stapled Convertible Debentures”), each of which will be comprised of an unsecured convertible debenture of Granite REIT (a “REIT Convertible Debenture”) and an unsecured convertible debenture of Granite GP (a “GP Convertible Debenture”); (iii) stapled subscription receipts (“Stapled Subscription Receipts”), each of which will be comprised of one subscription receipt of Granite REIT (a “REIT Subscription Receipt”) exchangeable for trust units of Granite REIT (each, a “REIT Unit”), and one subscription receipt of Granite GP (a “GP Subscription Receipt”) exchangeable for common shares of Granite GP (each a “GP Share”); (iv) stapled warrants (the “Stapled Warrants”), each of which will be comprised of a warrant of Granite REIT exercisable to acquire REIT Units (a “REIT Warrant”) and a warrant of Granite GP exercisable to acquire GP Shares (a “GP Warrant”); and (v) securities comprised of more than one of Stapled Units, Stapled Convertible Debentures, Stapled Subscription Receipts and/or Stapled Warrants offered together as a unit (“Units”), or any combination thereof, having an offer price of up to $1,500,000,000 in aggregate (or the Canadian dollar equivalent, at the date of issue, if any Securities (as defined herein) are issued in or for any other currency or currency unit, as the case may be) at any time during the 25-month period (beginning September 12, 2019) that this amended and restated short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains valid. The Stapled Units, Stapled Convertible Debentures, Stapled Subscription Receipts, Stapled Warrants and Units (collectively, the “Securities”) offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”).

Granite REIT is an unincorporated, open-ended, limited purpose trust established under and governed by the laws of the Province of Ontario pursuant to an amended and restated declaration of trust dated December 20, 2017 (as further amended or amended and restated from time to time, the “Declaration of Trust”). Granite GP is a corporation incorporated under the Business Corporations Act (British Columbia). The REIT Units and the GP Shares trade together as stapled units (“Stapled Units”), each Stapled Unit consisting of one REIT Unit and one GP Share. The currently issued and outstanding Stapled Units are listed for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “GRT.UN” and on the New York Stock Exchange (the “NYSE”) under the symbol “GRP.U”. The closing price of the Stapled Units on the TSX on November 25, 2020, the last trading day prior to the date of this Prospectus, was $75.10. The closing price of the Stapled Units on the NYSE on November 25, 2020 the last trading day prior to the date of this Prospectus, was US$57.80.

The material specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Stapled Units, the number of Stapled Units being offered, and any other material specific terms; (ii) in the case of Stapled Convertible Debentures, the specific designation, aggregate principal amount, the currency or the currency unit for which the Stapled Convertible Debentures may be purchased, maturity, interest provisions, authorized denominations, ranking, offering price, covenants, events of default, any terms for redemption at the option of Granite REIT or Granite GP, as applicable, or the holder, any exchange or conversion terms, and any other material specific terms; (iii) in the case of Stapled Subscription Receipts, the number of Stapled Subscription Receipts being offered and the price at which they are offered, the terms, conditions and procedures for the exchange of the Stapled Subscription Receipts into or for Stapled Units and any other material specific terms; (iv) in the case of Stapled Warrants, the number of such Stapled Warrants offered, the terms, conditions and procedures for the exercise of such Stapled Warrants into or for Stapled Units, and any other material specific terms; and (v) in the case of Units, the number of Units being offered, the terms of the underlying Stapled Units, Stapled Convertible Debentures, Stapled Subscription Receipts and/or Stapled Warrants and any other material specific terms.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, which delivery may be effected in the case of U.S. purchasers through the filing of such Prospectus Supplement with the U.S. Securities and Exchange Commission (the “SEC”). Each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement and only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

This Prospectus does not qualify for issuance Stapled Convertible Debentures, or Securities convertible or exchangeable into Stapled Convertible Debentures, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Stapled Convertible Debentures, or securities convertible or exchangeable into Stapled Convertible Debentures, (i) in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates, and (ii) convertible into or exchangeable for Stapled Units or that may be repaid by the issuance of Stapled Units.

Subject to applicable laws and unless otherwise specified in a Prospectus Supplement, the underwriters or agents may, in connection with any offering of the Securities, over-allocate or effect transactions intended to stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

Granite may sell the Securities to underwriters or dealers purchasing as principal and may also sell the Securities to one or more purchasers directly, or through agents designated by Granite from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, as well as the method of distribution and the terms of the offering of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to Granite and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”. Unless otherwise specified in the applicable Prospectus Supplement, the offerings are subject to approval of certain Canadian legal matters on behalf of Granite by Blake, Cassels & Graydon LLP, certain U.S. legal matters on behalf of Granite by Paul, Weiss, Rifkind, Wharton & Garrison LLP and certain tax matters on behalf of Granite by Davies Ward Phillips & Vineberg LLP.

Unless otherwise specified in the applicable Prospectus Supplement, the Stapled Convertible Debentures, Stapled Subscription Receipts, Stapled Warrants and Units will not be listed on any stock exchange. Accordingly, unless so specified, there will be no market through which these Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of these Securities in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities, and the extent of issuer regulation. See “Risk Factors”.

We are permitted, under a multi-jurisdictional disclosure system (“MJDS”) adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States. The financial statements of Granite included or incorporated by reference in this Prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). As a result, they may not be comparable to the financial statements of U.S. companies.

You should be aware that the purchase of the Securities may have tax consequences both in the United States and Canada. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable Prospectus Supplement and consult with your tax advisor.

Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that Granite REIT and Granite GP are formed or incorporated under the laws of Canada, most of Granite’s officers and directors and most of the experts named in this Prospectus are residents of Canada, and all or a substantial portion of their assets, and a substantial portion of Granite’s assets, are located outside the United States.

A return on a purchaser’s investment in Stapled Units is not comparable to the return on an investment in a fixed income security. The recovery of a purchaser’s initial investment is at risk, and the anticipated return on a purchaser’s investment is based on many performance assumptions. Although Granite intends to make distributions to holders of Stapled Units (“Unitholders”), these distributions may be reduced or suspended. The actual amount distributed will depend on numerous factors including the financial performance of Granite’s properties, debt covenants and other contractual obligations, working capital requirements and future capital requirements, all of which are subject to a number of risks. It is important for a purchaser of Stapled Units and other Securities to consider the particular risk factors described in the “Risk Factors” section of this Prospectus and in the documents incorporated by reference in this Prospectus (including those discussed under the heading “Risk Factors” in the Annual Information Form (as defined herein) and under the heading “Risks and Uncertainties” in the Annual MD&A (as defined herein)), which may affect Granite and its business, the real estate industry, and therefore the stability of distributions that a Unitholder receives.

The after-tax return from an investment in Stapled Units to Unitholders subject to Canadian federal income tax will depend, in part, on the composition for Canadian federal income tax purposes of distributions paid by Granite, portions of which may be fully or partially taxable or may constitute tax deferred returns of capital (i.e., returns that initially are non-taxable but which reduce the adjusted cost base of the Unitholders’ Stapled Units). The composition of distributions for Canadian federal income tax purposes may change over time, thus affecting the after-tax return to Unitholders.

The Stapled Units are not “deposits” within the meaning of the Canada Deposit Insurance Corporation Act (the “CDICA”) and are not insured under the provisions of the CDICA or any other legislation. Furthermore, Granite REIT is not a trust company and, accordingly, is not registered under any trust and loan company legislation as it does not carry on or intend to carry on the business of a trust company. In addition, although Granite REIT is intended to qualify as a “mutual fund trust” as defined by the Income Tax Act (Canada) (the “Tax Act”), Granite REIT is not a “mutual fund” as defined by applicable securities legislation.

No underwriter or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Granite’s principal office and centre of administration is located at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1, Canada.

GENERAL MATTERS

In this Prospectus, references to “Granite” refer to Granite REIT and Granite GP and, where the context requires, their subsidiaries and investments.

Except as otherwise indicated, all references in this Prospectus to “dollars” or “$” are to Canadian dollars and all references in this Prospectus to “US dollars” or “US$” are to United States dollars.

This Prospectus is part of a registration statement on Form F-10 relating to the Securities that we filed with the SEC. Under the registration statement, Granite may, from time to time, offer or sell the Securities described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the Securities that Granite may offer. Each time Granite sells Securities, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add to, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement. This Prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to Granite and the Securities.

The financial statements incorporated by reference in this Prospectus have been prepared in accordance with IFRS, which differs from U.S. GAAP. Therefore, such financial statements may not be comparable to financial statements prepared in accordance with U.S. GAAP.

NOTICE CONCERNING FORWARD LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein may contain statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and applicable Canadian securities legislation.

Forward-looking statements and forward-looking information may include, among others, statements regarding Granite’s future plans, goals, strategies, intentions, beliefs, estimates, costs, objectives, capital structure, cost of capital, tenant base, tax consequences, economic performance or expectations, or the assumptions underlying any of the foregoing. Words such as “outlook”, “may”, “would”, “could”, “should”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “objective”, “strategy”, “project”, “estimate”, “seek” and similar expressions are used to identify forward-looking statements and forward-looking information. Some of the specific forward-looking statements in this Prospectus include, but are not limited to, statements regarding Granite’s objectives and strategic focus; the Acquisitions (as defined herein); Granite’s pursuit of acquisition, development and investment opportunities; dispositions; future distributions by Granite; lease terms, termination fees; future maintenance and leasing expenditures; development expenditures; and the impact of the COVID-19 pandemic on Granite.

Forward-looking statements and forward-looking information should not be read as guarantees of future events, performance or results and will not necessarily be accurate indications of whether or the times at or by which such future performance will be achieved. Undue reliance should not be placed on such statements. There can also be no assurance that the following can be achieved in a timely manner, with the expected impact or at all: Granite’s expectations regarding the Acquisitions, including the expected total purchase price for the Acquisitions; Granite’s expectations regarding the impact of the COVID-19 pandemic and government measures to contain it, including with respect to Granite’s ability to weather the impact of COVID-19, the effectiveness of measures intended to mitigate such impact, and Granite’s ability to deliver cash flow stability and growth and create long-term value for Unitholders, the expansion and diversification of Granite’s real estate portfolio and the reduction in Granite’s exposure to Magna International Inc., its operating divisions and subsidiaries and its other controlled entities (collectively, “Magna”) and the special purpose properties; the ability of Granite to accelerate growth and to grow its net asset value and FFO (as defined herein) and AFFO (as defined herein) per unit; the ability of Granite to find and integrate satisfactory acquisition, joint venture and development opportunities and to strategically deploy the proceeds from recently sold properties and financing initiatives; Granite’s intended use of the net proceeds of the November Bought Deal (as defined herein) to fund Granite’s acquisition pipeline and for the other purposes described previously; Granite’s ability to dispose of any non-core assets on satisfactory terms; Granite’s ability to meet its target occupancy goals; and the expected amount of any distributions. Forward-looking statements and forward-looking information are based on information available at a point in time and/or management’s good faith assumptions and analyses made in light of Granite’s perception of historical trends, current conditions and expected future developments, as well as other factors Granite believes are appropriate in the circumstances, and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Granite’s control, that could cause actual events or results to differ materially from such forward-looking statements and forward-looking information. Important factors that could cause such differences include, but are not limited to, the risk of changes to tax or other laws and treaties that may adversely affect Granite REIT’s mutual fund trust status under the Income Tax Act (Canada) (the “Tax Act”) or the effective tax rate in other jurisdictions in which Granite operates; economic, market and competitive conditions and other risks that may adversely affect Granite’s ability to expand and diversify its real estate portfolio and dispose of any non-core assets on satisfactory terms; and the risks set forth in the “Risk Factors” section of the Annual Information Form (as defined herein) and the “Risks and Uncertainties” section of the Interim MD&A (as defined herein), all of which investors are strongly advised to review along with any risk factors set forth in a Prospectus Supplement. The “Risk Factors” section of the Annual Information Form and the “Risks and Uncertainties” section of the Interim MD&A also contain information about the material factors or assumptions underlying such forward-looking statements and forward-looking information.

Forward-looking statements and forward-looking information speak only as of the date the statements and information were made and unless otherwise required by applicable securities laws, Granite expressly disclaims any intention and undertakes no obligation to update or revise any forward-looking statements or forward-looking information contained in this Prospectus to reflect subsequent information, events or circumstances or otherwise.

EXCHANGE RATE INFORMATION

The following table sets forth, for the periods indicated, the high, low, average and period-end rates of exchange for US$1.00, expressed in Canadian dollars, published by the Bank of Canada.

	Nine-Months Ended September 30		Year Ended December 31
	2020	2019	2019	2018	2017
	$	$	$	$	$
Highest rate during the period	1.4496	1.3600	1.3600	1.3642	1.3743
Lowest rate during the period	1.2970	1.3038	1.2988	1.2288	1.2128
Average rate for the period	1.3541	1.3292	1.3269	1.2957	1.2986
Rate at the end of the period	1.3339	1.3243	1.2988	1.3642	1.2545

On November 25, 2020, the daily average exchange rate posted by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was US$1.00 equals $1.3003.

NON-IFRS MEASURES

In addition to using financial measures determined in accordance with IFRS, Granite also uses certain non-IFRS measures in managing its business to measure financial and operating performance as well as for capital allocation decisions and valuation purposes. Granite believes that providing these measures on a supplemental basis to the IFRS results is helpful to investors in assessing the overall performance of Granite’s business. These non-IFRS measures include net operating income before lease termination and close-out fees, straight-line rent and tenant incentive amortization (“NOI — cash basis”), same property NOI — cash basis, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), FFO payout ratio, AFFO payout ratio, leverage ratio, interest coverage ratio, net leverage ratio, indebtedness ratio, unencumbered asset coverage ratio and any related per unit amounts. Readers are cautioned that these measures do not have standardized meanings prescribed under IFRS and, therefore, should not be construed as alternatives to net income, cash provided by operating activities or any other measure calculated in accordance with IFRS. Additionally, because these terms do not have standardized meanings prescribed by IFRS, they may not be comparable to similarly titled measures presented by other reporting issuers. See “Non-IFRS Measures” in the Annual MD&A (as defined herein) and Interim MD&A (as defined herein) and “General Matters – Non-IFRS Measures” in the Annual Information Form (as defined herein) for further information.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Granite by telephone at (647) 925-7500, Attention: Manager, Legal & Investor Services. In addition, copies of the documents incorporated by reference herein may be obtained from the securities commissions or similar authorities in the provinces and territories of Canada electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

As at the date hereof, the following documents, filed with the securities commissions or similar authorities in the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)

the audited combined financial statements of Granite REIT and Granite GP and accompanying notes for the years ended December 31, 2019 and 2018, together with the report of independent registered public accounting firm thereon;

(b)	the management’s discussion and analysis of the results of operations and financial condition of Granite REIT and Granite GP for the years ended December 31, 2019 and 2018 (the “Annual MD&A”);

(c)	the annual information form of Granite REIT dated March 4, 2020 for the year ended December 31, 2019 (the “Annual Information Form”);

(d)	the management information circular of Granite REIT and Granite GP dated April 24, 2020 for the joint annual meetings of Unitholders held on June 4, 2020;

(e)

the interim unaudited condensed combined financial statements of Granite REIT and Granite GP and accompanying notes as at and for the three and nine-month periods ended September 30, 2020 and 2019 (the “Interim Financial Statements”); and

(f)

the management’s discussion and analysis of the results of operations and financial condition of Granite REIT and Granite GP for the three and nine-month periods ended September 30, 2020 and 2019 (the “Interim MD&A”).

Any documents of the type described in Section 11.1 of Form 44-101F1 — Short Form Prospectus to National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) which are filed by Granite with the securities commissions or similar authorities in the provinces and territories of Canada after the date of this Prospectus and during the term of this Prospectus shall be deemed to be incorporated by reference into this Prospectus.

To the extent that any document or information incorporated by reference into this Prospectus is included in a report filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S. Exchange Act, such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement relating to the Securities of which this Prospectus forms a part. In addition, if and to the extent indicated therein, Granite may incorporate by reference in this Prospectus documents that it files with or furnishes to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S. Exchange Act.

Upon new audited annual combined financial statements of Granite REIT and Granite GP and related management’s discussion and analysis being filed by Granite with the applicable securities regulatory authorities during the term of this Prospectus, the previously filed audited annual combined financial statements and related management’s discussion and analysis and all unaudited interim combined financial statements and related management’s discussion and analysis relating to prior periods shall be deemed no longer to be incorporated into this Prospectus for the purposes of future offers and sales of Securities under this Prospectus.

Upon a new annual information form of Granite REIT being filed by Granite with the applicable securities regulatory authorities during the term of this Prospectus, the previously filed annual information form, any material change reports filed prior to the end of the financial year in respect of which the new annual information form is filed, any information circular filed since the start of such financial year (unless otherwise required by applicable Canadian securities legislation to be incorporated by reference into this Prospectus), and any business acquisition report for acquisitions completed since the beginning of such financial year (unless (i) such report is incorporated by reference into the current annual information form or (ii) less than nine months of the acquired business’ or related businesses’ operations are incorporated into the most recent audited annual combined financial statements of Granite REIT and Granite GP), shall be deemed no longer to be incorporated by reference into this Prospectus for the purposes of future offers and sales of Securities under this Prospectus. Upon a new management information circular prepared in connection with an annual general meeting of Unitholders being filed with the applicable securities regulatory authorities during the term of this Prospectus, the previous management information circular prepared in connection with an annual general meeting of Unitholders shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Upon unaudited interim combined financial statements of Granite REIT and Granite GP and related management’s discussion and analysis being filed by Granite with the applicable securities regulatory authorities during the term of this Prospectus, all previously filed unaudited interim combined financial statements and related management’s discussion and analysis shall be deemed no longer to be incorporated by reference into this Prospectus for the purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

Any template version of any “marketing materials” (as such term is defined in National Instrument 41-101 – General Prospectus Requirements) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.

BUSINESS OF GRANITE

Granite REIT is an unincorporated, open-ended, limited purpose trust established under and governed by the laws of the Province of Ontario pursuant to the Declaration of Trust. Granite GP is a corporation formed and existing under the Business Corporations Act (British Columbia). Granite’s business is carried on directly and indirectly by Granite REIT Holdings Limited Partnership (“Granite LP”), all of the partnership units of which are owned by Granite REIT and Granite GP. As at November 25, 2020, Granite owns 110 investment properties in eight countries having approximately 46.6 million square feet of gross leasable area.

Granite provides Unitholders with stable cash flow generated by revenue it derives from the ownership of and investment in income-producing real estate properties. It strives to maximize long term unit value through the execution of its long-term strategy of building an institutional quality and globally diversified industrial real estate business. Underpinning this strategy, Granite seeks to grow and diversify its asset base through acquisitions, development, re-development and dispositions; to optimize its balance sheet; and to reduce its exposure to Magna and the special purpose properties over the long term. A key component of Granite’s strategy is to reduce the proportion of total capital invested in Magna-tenanted properties and thereby increase the percentage of lease revenue earned from non-Magna tenants. In 2020, Granite continued to execute on its diversification strategy through the acquisition of eight income-producing properties and through repurposing certain other properties vacated by Magna. Granite has acquired 17 income producing properties, one property under development and one parcel of land held for future development to date in 2020 and as at September 30, 2020, revenues from Magna properties represented 37% of Granite’s total estimated annualized revenue.

RECENT DEVELOPMENTS

COVID-19 Pandemic Update

Further to Granite’s previous updates on the impacts of the COVID-19 pandemic on its operations, the status of rent collection for October and November and requests for deferral or abatement as at the date of this Prospectus is as follows:

•	Granite has received 99.9% of November rent due and received 100% of October rent due (compared to 99.9% as at November 4, 2020); and

•	no further rent deferral or abatement requests have been made or granted.

Recent Acquisitions

On November 17, 2020, Granite announced that that it had completed or entered into exclusive negotiations on over $564 million in acquisitions of four assets in the United States and four assets in the Netherlands, including the acquisition of a warehouse distribution facility located at 8500 Tatum Road, Atlanta, Georgia for $107 million (US$80.3 million) which closed on November 12, 2020 (the “Acquisitions”). The properties are located in Granite’s core distribution and logistics markets in the United States and Europe, with a total gross leasable area of approximately 5 million square feet. Subsequent to this announcement, on November 20, 2020, Granite completed the acquisition of one of the Dutch assets, a 0.4 million square foot distribution facility in Voorschoten, Netherlands for $24.6 million (€ 15.8 million).

The total purchase price of the Acquisitions is expected to be approximately $564 million, excluding transaction costs. Subject to satisfactory due diligence, Granite expects to complete the remaining Acquisitions in the fourth quarter of 2020.

In addition, Granite announced that it expects to invest up to $136 million in 2021 in existing properties under development and expansion projects across Granite’s core markets. Granite’s estimated development expenditures for 2021 amount to approximately $121 million for the: (i) development of the initial phase for two distribution/warehouse facilities on 50 acres of a site in Houston, Texas, which is expected to commence in the second half of 2021, (ii) development of a distribution/light industrial property on Granite’s 13 acre site in Altbach, Germany, and (iii) development of a distribution/warehouse facility on the 36 acres of land in Fort Worth, Texas that Granite acquired in June 2020. Granite’s expansion initiatives in 2021 constitute approximately $15 million in capital commitments at two assets located in the Greater Toronto Area.

Estimated capital requirements for the Acquisitions and development commitments total over $700 million, which, together, are expected to add over 6.6 million square feet of gross leasable area to Granite’s current portfolio.

Discussions Regarding Possible Acquisitions and Financings

In the normal course, Granite is engaged in discussions with respect to the possible acquisition and financing of new assets, the refinancing of existing assets and its capital structure. Some of these acquisitions and financings may be material to Granite and may involve the granting of security on existing assets. Granite expects to continue negotiations in respect of these matters and will actively pursue these and other opportunities as they become available. However, there can be no assurance that any of these discussions will result in definitive agreements and, if they do, what the terms, conditions or timing of any acquisition, financing or refinancing would be.

DESCRIPTION OF STAPLED UNITS

See the sections entitled “Declaration of Trust and Description of REIT Units – REIT Units”, “ – Transferability and Stapling of REIT Units”, “ – REIT Unit Redemption Right” and “Granite GP Capital Structure” in the Annual Information Form for a description of the terms and provisions of the Stapled Units. As at November 25, 2020, there were 61,688,189 Stapled Units issued and outstanding.

DESCRIPTION OF STAPLED CONVERTIBLE DEBENTURES

The following sets forth certain general anticipated terms and provisions of the Stapled Convertible Debentures. The particular terms and provisions of Stapled Convertible Debentures offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Stapled Convertible Debentures, will be described in such Prospectus Supplement. The following description and any description of Stapled Convertible Debentures in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable indenture and, if applicable, collateral arrangements relating to such Stapled Convertible Debentures.

Stapled Convertible Debentures will be comprised of convertible debentures of Granite REIT (the “REIT Convertible Debentures”) and convertible debentures of Granite GP (the “GP Convertible Debentures”). The REIT Convertible Debentures and GP Convertible Debentures will be direct unsecured obligations of Granite REIT and Granite GP, respectively, and will be senior or subordinated indebtedness of Granite REIT and Granite GP, respectively, as described in the relevant Prospectus Supplement. Senior REIT Convertible Debentures and GP Convertible Debentures will rank equally in right of payment to all other unsecured and unsubordinated indebtedness of Granite REIT and Granite GP, respectively. Subordinated REIT Convertible Debentures and GP Convertible Debentures will be subordinated in right of payment to the prior payment in full of any senior REIT Convertible Debentures and GP Convertible Debentures, respectively, and to all other senior indebtedness of Granite REIT and Granite GP, respectively.

Prior to an Event of Uncoupling (as defined herein) with respect to Stapled Units, REIT Convertible Debentures and GP Convertible Debentures comprising Stapled Convertible Debentures will trade together as described in “– Stapling of the Stapled Convertible Debentures” below.

Trust Indentures

The REIT Convertible Debentures may be issued under one or more indentures among Granite REIT, as issuer, a financial institution to which the Trust and Loan Companies Act (Canada) applies or a financial institution organized under the laws of any province of Canada and authorized to carry on business as a trustee under applicable provincial legislation (the “REIT Debenture Trustee”), and any applicable guarantor or other party thereto, as supplemented and amended from time to time (each a “REIT Trust Indenture” and, collectively, the “REIT Trust Indentures”). The GP Convertible Debentures may be issued under one or more indentures among Granite GP, as issuer, a financial institution to which the Trust and Loan Companies Act (Canada) applies or a financial institution organized under the laws of any province of Canada and authorized to carry on business as a trustee under applicable provincial legislation (the “GP Debenture Trustee”), and any applicable guarantor or other party thereto, as supplemented and amended from time to time (each a “GP Trust Indenture”, collectively, the “GP Trust Indentures” and, together with REIT Trust Indentures, the “Trust Indentures”).

The registration statement on Form F-10 of which this Prospectus forms a part does not register the offer and sale of Stapled Convertible Debentures.

The statements made hereunder relating to any Trust Indenture and the REIT Convertible Debentures or GP Convertible Debentures to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Trust Indenture.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Stapled Convertible Debentures being offered thereby, including without limitation, where applicable: (i) the designation, aggregate principal amount and authorized denominations (if any) of such Stapled Convertible Debentures; (ii) the currency or currency units for which the Stapled Convertible Debentures may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars); (iii) the price for which or the percentage of the principal amount at which such Stapled Convertible Debentures will be issued; (iv) the date or dates on which such Stapled Convertible Debentures will mature; (v) the rate or rates per annum at which such Stapled Convertible Debentures will bear interest (if any), or the method of determination of such rates (if any); (vi) the dates on which such interest will be payable and the record dates for such payments; (vii) the REIT Debenture Trustee(s) and GP Debenture Trustee(s) under the Trust Indentures pursuant to which the Stapled Convertible Debentures are to be issued; (viii) any redemption term or terms under which such Stapled Convertible Debentures may be redeemed; (ix) whether such Stapled Convertible Debentures and underlying Stapled Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (x) exchange or conversion terms; (xi) whether the REIT Convertible Debentures and GP Convertible Debentures will be subordinated to other liabilities of Granite REIT and Granite GP, respectively; (xii) any sinking or purchase fund provisions; (xiii) any material risk factors associated with the Stapled Convertible Debentures and underlying Stapled Units; and (xiv) any other material terms and conditions of the Stapled Convertible Debentures, including, without limitation, transferability and adjustment terms and whether the Stapled Convertible Debentures will be listed on a stock exchange.

Stapled Convertible Debentures may be offered separately or together with Stapled Units, Stapled Subscription Receipts or Stapled Warrants (see “Description of Units”).

Stapling of the Stapled Convertible Debentures

The REIT Trust Indentures and the GP Trust Indentures will each contain a number of provisions to achieve the “stapling” of the REIT Convertible Debentures and the GP Convertible Debentures. In particular, each REIT Trust Indenture will provide that, prior to an Event of Uncoupling: (i) each REIT Convertible Debenture may be transferred only together with a corresponding GP Convertible Debenture convertible into the same number of GP Shares as the REIT Convertible Debenture is convertible into REIT Units; (ii) no REIT Convertible Debenture may be issued by Granite REIT to any person unless a corresponding GP Convertible Debenture convertible into the same number of GP Shares as the REIT Convertible Debenture is convertible into REIT Units is simultaneously issued by Granite GP under a GP Trust Indenture to such person; (iii) a holder may convert or, if applicable, require Granite REIT to purchase any REIT Convertible Debentures only if it simultaneously converts or requires Granite GP to purchase that same number of corresponding GP Convertible Debentures convertible into the same number of GP Shares as the REIT Convertible Debentures are convertible into REIT Units; (iv) Granite REIT may not redeem any REIT Convertible Debentures unless Granite GP redeems corresponding GP Convertible Debentures convertible into the same number of GP Shares as the REIT Convertible Debentures are convertible into REIT Units; (v) if an adjustment is made to the conversion price applicable to the REIT Convertible Debentures, a corresponding adjustment must be made to the conversion price applicable to the corresponding GP Convertible Debentures; and (vi) an event of default or a waiver thereof in respect of the REIT Convertible Debentures will constitute an event of default or a waiver thereof under a GP Trust Indenture in respect of the corresponding GP Convertible Debentures. Each GP Trust Indenture will contain corresponding provisions in respect of Granite GP, the GP Convertible Debentures and holders thereof. Prior to an Event of Uncoupling, any REIT Units and GP Shares issued on the conversion of REIT Convertible Debentures and corresponding GP Convertible Debentures, respectively, will trade together as Stapled Units.

An “Event of Uncoupling” shall occur only: (i) in the event that holders of REIT Units vote in favour of the uncoupling of REIT Units and GP Shares such that the two securities will trade separately or (ii) at the sole discretion of the trustees of Granite REIT or the directors of Granite GP, but only in the event of bankruptcy, insolvency, winding-up or reorganization (under an applicable law relating to insolvency) of Granite REIT or Granite GP or the taking of corporate action by Granite REIT or Granite GP in furtherance of any such action or the admitting in writing by Granite REIT or Granite GP of its inability to pay its debts generally as they become due.

DESCRIPTION OF STAPLED SUBSCRIPTION RECEIPTS

The following sets forth certain general anticipated terms and provisions of the Stapled Subscription Receipts. The particular terms and provisions of the Stapled Subscription Receipts offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Stapled Subscription Receipts, will be described in such Prospectus Supplement. The following description and any description of Stapled Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable subscription receipt agreement and, if applicable, collateral arrangements and depositary, custodial or escrow arrangements relating to such Stapled Subscription Receipts.

Each Stapled Subscription Receipt will be comprised of one REIT Subscription Receipt and one GP Subscription Receipt, which subscription receipts will trade together prior to an Event of Uncoupling. The Stapled Subscription Receipts will be issued under one or more subscription receipt agreements. Granite REIT and Granite GP may issue REIT Subscription Receipts and GP Subscription Receipts, respectively, that may be exchanged by the holders thereof for REIT Units and GP Shares, respectively, upon the satisfaction of certain conditions. Prior to an Event of Uncoupling, any REIT Units and GP Shares issued on the exchange of REIT Subscription Receipts and GP Subscription Receipts, respectively, will trade together as Stapled Units.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Stapled Subscription Receipts being offered thereby, including without limitation, where applicable: (i) the number of Stapled Subscription Receipts; (ii) the price at which the Stapled Subscription Receipts will be offered; (iii) conditions to the exchange of REIT Subscription Receipts and GP Subscription Receipts for REIT Units and GP Shares, respectively, and the consequences of such conditions not being satisfied; (iv) the terms and procedures for the exchange of REIT Subscription Receipts and GP Subscription Receipts for REIT Units and GP Shares, respectively; (v) the number of REIT Units or GP Shares that may be issued or delivered upon exchange of each REIT Subscription Receipt or GP Subscription Receipt, respectively; (vi) the dates or periods during which the REIT Subscription Receipts and GP Subscription Receipts may be exchanged for REIT Units and GP Shares, respectively; (vii) whether the Stapled Subscription Receipts and underlying Stapled Units will be issued in fully registered or “book-entry only” form; (viii) any other rights, privileges, restrictions and conditions attaching to the Stapled Subscription Receipts; (ix) any material risk factors associated with the Stapled Subscription Receipts and underlying Stapled Units; and (x) any other material terms and conditions of the Stapled Subscription Receipts, including, without limitation, transferability and adjustment terms and whether the Stapled Subscription Receipts will be listed on a stock exchange. REIT Units and GP Shares issued or delivered upon the exchange of Stapled Subscription Receipts will be issued for no additional consideration.

Stapled Subscription Receipts may be offered separately or together with Stapled Units, Stapled Convertible Debentures or Stapled Warrants (see “Description of Units”).

Stapling of the Stapled Subscription Receipts

The applicable subscription receipt agreements will contain a number of provisions to achieve the “stapling” of the REIT Subscription Receipts and the GP Subscription Receipts. In particular, the subscription receipt agreements will provide that, prior to an Event of Uncoupling: (i) each REIT Subscription Receipt may be transferred only together with a corresponding GP Subscription Receipt and vice versa; (ii) no REIT Subscription Receipt may be issued by Granite REIT to any person unless a corresponding GP Subscription Receipt is simultaneously issued by Granite GP to such person and vice versa; and (iii) a holder may exchange a REIT Subscription Receipt for a REIT Unit only if it simultaneously exchanges that same number of corresponding GP Subscription Receipts for GP Shares and vice versa. Prior to an Event of Uncoupling, any REIT Units and GP Shares issued on the exchange of REIT Subscription Receipts and GP Subscription Receipts, respectively, will trade together as Stapled Units.

DESCRIPTION OF STAPLED WARRANTS

The following sets forth certain general anticipated terms and provisions of the Stapled Warrants. The particular terms and provisions of the Stapled Warrants offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Stapled Warrants, will be described in such Prospectus Supplement. The following description and any description of Stapled Warrants in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant indenture and, if applicable, collateral arrangements relating to such Stapled Warrants.

Each Stapled Warrant will be comprised of one REIT Warrant and one GP Warrant, which warrants will trade together prior to an Event of Uncoupling. Each series of REIT Warrants will be issued under a separate indenture (a “REIT Warrant Indenture”) in each case between Granite REIT and a warrant agent determined by Granite REIT. Each series of GP Warrants will be issued under a separate indenture (a “GP Warrant Indenture”) in each case between Granite GP and a warrant agent determined by Granite GP. Prior to an Event of Uncoupling, any REIT Units and GP Shares issued on the conversion of REIT Warrants and GP Warrants, respectively, will trade together as Stapled Units.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Stapled Warrants being offered thereby, including without limitation, where applicable: (i) the title or designation of the Stapled Warrants; (ii) the number of Stapled Warrants offered and the offering price; (iii) the number of REIT Units and GP Shares purchasable upon exercise of the REIT Warrants and GP Warrants, respectively, and the procedures for exercise; (iv) the exercise price of the REIT Warrants and GP Warrants; (v) the dates or periods during which the Stapled Warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the Stapled Warrants will be offered, if any, and the number of Stapled Warrants that will be offered with each such security; (vii) any minimum or maximum amounts of Stapled Warrants that may be exercised at any one time; (viii) whether the Stapled Warrants and underlying Stapled Units will be issued in fully registered or “book-entry only” form; (ix) any material risk factors associated with the Stapled Warrants and underlying Stapled Units; and (x) any other material terms and conditions of the Stapled Warrants including, without limitation, transferability and adjustment terms and whether the Stapled Warrants will be listed on a stock exchange. Prior to the exercise of their Stapled Warrants, holders of Stapled Warrants will not have any of the rights of holders of the underlying securities issuable upon exercise of the Stapled Warrants.

Stapled Warrants may be offered separately or together with Stapled Units, Stapled Convertible Debentures or Stapled Subscription Receipts (see “Description of Units”).

Stapling of the Stapled Warrants

Each REIT Warrant Indenture and GP Warrant Indenture will contain a number of provisions to achieve the “stapling” of the REIT Warrants and the GP Warrants. In particular, each REIT Warrant Indenture will provide that, prior to an Event of Uncoupling: (i) each REIT Warrant may be transferred only together with a corresponding GP Warrant; (ii) no REIT Warrant may be issued by Granite REIT to any person unless a corresponding GP Warrant is simultaneously issued by Granite GP to such person; (iii) a holder may exchange REIT Warrants for REIT Units only if it simultaneously exchanges that same number of corresponding GP Warrants for the same number of GP Shares as REIT Units under a GP Warrant Indenture; and (v) if an adjustment is made to the exercise price applicable to the REIT Warrants, a corresponding adjustment must be made to the exercise price applicable to the GP Warrants under the applicable GP Warrant Indenture. Each GP Warrant Indenture will contain corresponding provisions in respect of Granite GP, the GP Warrants and holders thereof. Prior to an Event of Uncoupling, any REIT Units and GP Shares issued on the conversion of REIT Warrants and GP Warrants, respectively, will trade together as Stapled Units.

DESCRIPTION OF UNITS

The following sets forth certain general anticipated terms and provisions of the Units. The particular terms and provisions of the Units offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Units, will be described in such Prospectus Supplement. The following description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to any agreement and, if applicable, collateral arrangements relating to such Units.

Units may be comprised of more than one of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued so that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The Securities comprising Units may be separately tradeable immediately upon issuance or, alternatively, the unit agreement or other applicable agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date or event.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, including without limitation, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units or the Securities comprising the Units will be issued in fully registered, “book-entry only” or global form; (iv) any material risk factors associated with the Units; and (v) any other material terms and conditions of the Units.

CONSOLIDATED CAPITALIZATION OF GRANITE

On November 24, 2020, Granite issued 3,841,000 Stapled Units at a price of $75.00 per Stapled Unit in a bought deal financing (the “November Bought Deal”) for gross proceeds of $288,075,000. Other than the November Bought Deal, there have been no material changes in the capitalization of Granite since September 30, 2020.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the capitalization of Granite that will result from the issuance of Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Information regarding prior sales of Securities of the type or class being offered in an offering, and securities convertible into or exercisable or exchangeable for such securities, will be provided as required in a Prospectus Supplement with respect to the offering of such Securities pursuant to such Prospectus Supplement.

MARKET FOR SECURITIES

Trading prices and volume of applicable Securities will be provided, as required, in a Prospectus Supplement with respect to an offering of Securities pursuant to such Prospectus Supplement, if and as applicable.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios for Granite REIT and Granite GP (on a combined basis) will be provided as required in the Prospectus Supplement with respect to the issuance of Stapled Convertible Debentures pursuant to such Prospectus Supplement.

PLAN OF DISTRIBUTION

Granite may sell the Securities to underwriters or dealers purchasing as principal and may also sell the Securities to one or more purchasers directly, or through agents designated from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers (including in an “at-the-market” offering), which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, as well as the method of distribution and the terms of the offering of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to Granite and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

If underwriters purchase Securities from Granite REIT and Granite GP as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities as principal will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.

The Securities may also be sold directly by Granite, at such prices and upon such terms as may be agreed to by Granite and the purchaser, or through agents designated by Granite from time to time. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

Any underwriter, dealer or agent involved in the offering and sale of the Securities under this Prospectus will be named, and any commissions payable by Granite to such underwriter, dealer or agent will be set forth, in the applicable Prospectus Supplement. Granite may agree to pay to any such underwriter, dealer or agent a commission for various services relating to the issue and sale of any Securities offered hereby. Any such commission will be paid out of the general funds of Granite or from the proceeds of the sale of the Securities. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with Granite to indemnification by Granite against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Any offering of Stapled Convertible Debentures, Stapled Subscription Receipts, Stapled Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Stapled Convertible Debentures, Stapled Subscription Receipts, Stapled Warrants or Units will not be listed on any securities exchange. Certain dealers may make a market in these Securities, but will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given that any dealer will make a market in these Securities or as to the liquidity of the trading market, if any, for these Securities.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allocate or effect transactions intended to stabilize or maintain the market price of the Securities offered at levels other than those that might exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

RISK FACTORS

Prospective investors in a particular offering of the Securities should carefully consider, in addition to information contained in the Prospectus Supplement relating to that offering and the information incorporated by reference herein for the purposes of that offering, the risk factor listed below and the risks described in the documents incorporated by reference in the Prospectus as supplemented by the Prospectus Supplement relating to that offering, including the then-current annual information form of Granite REIT and the then-current annual management’s discussion and analysis and interim management’s discussion and analysis of Granite REIT and Granite GP, to the extent incorporated by reference herein for the purposes of that particular offering of Securities. Additional risk factors relating to a specific offering of Securities, where applicable, will be described in the applicable Prospectus Supplement.

No Market for the Securities

There is currently no trading market for any Stapled Convertible Debentures, Stapled Subscription Receipts, Stapled Warrants or Units that may be offered. No assurance can be given that an active or liquid trading market for these securities will develop or be sustained. If an active or liquid market for these securities fails to develop or be sustained, the prices at which these securities trade may be adversely affected. Whether or not these securities will trade at lower prices depends on many factors, including liquidity of these securities, prevailing interest rates and the markets for similar securities, the market price of the Stapled Units, general economic conditions and Granite’s financial condition, historic financial performance and future prospects.

USE OF PROCEEDS

The use of proceeds of the sale of any Securities hereunder will be described in the Prospectus Supplement relating to the specific issuance of Securities.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian and U.S. federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the Securities offered thereby.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES

Fern Grodner and Jennifer Warren, each a trustee of Granite REIT and a director of Granite GP, reside outside of Canada. Each of Ms. Grodner and Ms. Warren has appointed Granite REIT, 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1, Canada, as her agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed herein, no trustee of Granite REIT, director of Granite GP or executive officer of Granite, nor any person or company that beneficially owns, or controls or directs, directly or indirectly, more than 10% of any class or series of Granite’s voting securities, or an associate or affiliate thereof, has any material interests, directly or indirectly, in any transaction within the three most recently completed financial years or during the current financial year that has materially affected or is reasonably expected to materially affect Granite.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian legal matters relating to the issue and sale of the Securities will be passed upon on behalf of Granite by Blake, Cassels & Graydon LLP, certain U.S. legal matters will be passed upon on behalf of Granite by Paul, Weiss, Rifkind, Wharton & Garrison LLP and certain tax matters will be passed upon on behalf of Granite by Davies Ward Phillips & Vineberg LLP.

INTEREST OF EXPERTS

As of the date of this Prospectus, the partners and associates of Blake, Cassels & Graydon LLP beneficially owned, directly or indirectly, less than 1% of the outstanding securities of Granite.

ENFORCEABILITY OF CIVIL LIABILITIES

Granite REIT is a trust formed and existing under Ontario law and Granite GP is a corporation existing under British Columbia law. Most of Granite’s directors and officers, and most of the experts named in this Prospectus and in the documents incorporated by reference herein, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of Granite’s assets, may be located outside the United States. Granite REIT and Granite GP have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon Granite’s civil liability and the civil liability of its directors, officers and experts under the U.S. federal securities laws. Granite has been advised by its Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. Granite has also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Granite REIT and Granite GP filed with the SEC, concurrently with the registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, Granite REIT and Granite GP each appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving Granite REIT or Granite GP, as applicable, in a U.S. court arising out of or related to or concerning the offering of the Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: (i) the documents referred to under the heading “Documents Incorporated by Reference” in this Prospectus; (ii) the consent of Deloitte LLP; (iii) the consent of Blake, Cassels & Graydon LLP; and (iv) powers of attorney of the directors and certain officers of Granite GP and the trustees and certain officers of Granite REIT. A copy of the form of applicable subscription receipt agreement and warrant indenture, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed with or furnished to the SEC under the U.S. Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

Granite has filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits to the registration statement for a more complete description of the document involved. Each such statement is qualified in its entirety by such reference.

Granite files annual and quarterly financial information and material change reports and other material with the SEC and with the securities commission or similar regulatory authority in each of the provinces and territories of Canada. Under the MJDS adopted by the United States and Canada, documents and other information that Granite files with or furnishes to the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, Granite is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, Granite is not required to publish financial statements as promptly as U.S. companies. You may read and download some of the documents Granite has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. You may read and download any public document that Granite has filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada at www.sedar.com.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of Granite REIT and Granite GP are Deloitte LLP, located at Bay Adelaide Centre, East Tower, 8 Adelaide Street West, Suite 200, Toronto, Ontario, M5H 0A9. Deloitte LLP is independent of Granite REIT and Granite GP within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and within the meaning of the U.S. Securities Act and the applicable rules and regulations adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States).

The registrar and transfer agent for the Stapled Units is Computershare Investor Services Inc. at its principal offices in Toronto, Ontario. The co-transfer agent and co-registrar for the Stapled Units in the United States is Computershare Trust Company, N.A. at its offices in Louisville, Kentucky.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

Indemnification

Granite Real Estate Investment Trust

Granite REIT is an unincorporated, open-ended, limited purpose trust established under and governed by the laws of the Province of Ontario pursuant to an amended and restated declaration of trust dated December 20, 2017 (the “Declaration of Trust”).

Section 14.01 of the Declaration of Trust provides that the trustees of Granite REIT (the “Trustees”) shall at all times be indemnified and saved harmless out of the property of Granite REIT from and against Losses (as defined below) which a Trustee may suffer, sustain, incur or be required to pay as a result of, or in connection with any Claim (as defined below) for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of their duties as Trustees and also from and against all other Losses which they sustain or incur in or about or in relation to the activities and operations of Granite REIT, unless:

•	at the time that the indemnity or payment is made, Granite REIT was prohibited from giving the indemnity or paying the expenses by the-then governing declaration of trust;

•

in relation to the subject matter of any proceeding or investigation for which indemnification is sought, the Trustee did not act honestly and in good faith with a view to the best interests of Granite REIT and its unitholders;

•

in the case of any criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee did not have reasonable grounds for believing that the Trustee’s conduct in respect of which the proceeding was brought was lawful.

Pursuant to Section 14.01 of the Declaration of Trust, Granite REIT shall, at the request of a Trustee, advance funds to the Trustee to cover Losses from and against which the Trustee is indemnified thereunder (the “Advanced Funds”), provided the Trustee shall repay the Advanced Funds on demand if it shall be subsequently and finally determined that the Trustee was not entitled to indemnification thereunder. The Trustees may purchase out of the property of Granite REIT and maintain insurance for the benefit of the Trustees against any liability that may be incurred by reason of the Trustee being a trustee of Granite REIT.

Under Section 1.01 of the Declaration of Trust, “Claim” includes any demand, suit, action, application, litigation, claim, charge, complaint, prosecution, assessment, reassessment, investigation, inquiry, hearing or proceeding of any nature or kind whatsoever, whether civil, criminal, administrative, investigative, arbitral or otherwise, in which a person is involved as a result of the person serving or having served as a Trustee or officer of Granite REIT, or in a capacity similar thereto or because of that association. Pursuant to Section 14.01, for greater certainty, a Claim subject to indemnification under the Declaration of Trust shall include any taxes, including any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts or similar amounts, including any interest and penalties in respect thereof, to which the indemnified party may be subject of which the Trustee may suffer or incur as a result of, in respect of, arising out of or referable to any indemnification of the Trustee by Granite REIT pursuant to Section 14.01 of the Declaration of Trust, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, if such payment is deemed to constitute a taxable benefit or otherwise be or become subject to any tax or levy.

Under Section 1.01 of the Declaration of Trust, “Losses” includes all costs, charges, expenses, losses, damages, fees (including any legal, professional or advisory fees or disbursements), liabilities, amounts paid to settle or dispose of any Claim or satisfy any judgement, fines, penalties or liabilities, whether domestic or foreign, without limitation and including any interest thereon, and including any arising by operation of statute (including but not limited to all statutory obligations to creditors, employees, suppliers, contractors, subcontractors and any governmental authority), and whether incurred alone or jointly with others, including any amounts which the Trustee may suffer, sustain, incur or be required to pay as a result of, or in connection with the investigation, defence, settlement or appeal of or preparation for any Claim or in connection with any action to establish a right to indemnification under the Declaration of Trust, including all costs, charges and expenses incidental thereto, including for travel, lodging and accommodation.

Section 14.03 of the Declaration of Trust provides that the foregoing indemnification provisions shall also apply to an individual who:

•	is or was an officer of Granite REIT,

•	was a Trustee,

•	is or was, or holds or held a position equivalent to that of, a director or officer of Granite GP or of a person at a time when that person is or was an affiliate of Granite REIT or Granite GP,

•	at the request of Granite REIT or Granite GP, is or was, or holds or held a position equivalent to that of, a director or officer of a person, and

•	the heirs and personal or other legal representatives of any of the foregoing individuals or an individual who is a Trustee.

The foregoing summary is subject to the complete text of the Declaration of Trust and such summary is qualified in its entirely by reference thereto.

Granite REIT Inc.

Granite GP is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160(a) of the Act, and subject to Section 163 of the Act, an individual who:

•	is or was a director or officer of Granite GP,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of Granite GP, or (ii) at the request of Granite GP, or

•	at the request of Granite GP, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and, except in the definition of “eligible proceeding” and except in Sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual (collectively with that individual, an “eligible party”), may be indemnified by Granite GP against all eligible penalties (as defined below) to which the eligible party is or may be liable. Section 160(b) of the Act permits Granite GP to pay the expenses actually and reasonably incurred by an eligible party in respect of an eligible proceeding (as defined below) after the final disposition of such eligible proceeding.

Under Section 159 of the Act, an “eligible penalty” is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An “eligible proceeding” means a proceeding (as defined below) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, Granite GP or an associated corporation, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, Granite GP must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, Granite GP may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided Granite GP must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163(1) of the Act, Granite GP must not indemnify an eligible party under Section 160(a) of the Act or pay the expenses of an eligible party under Section 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, Granite GP was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, Granite GP is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of Granite GP or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of Granite GP or by or on behalf of an associated corporation, Granite GP must neither indemnify the eligible party under Section 160(a) of the Act in respect of the proceeding, nor pay the expenses of the eligible party under Section 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5 – Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia (the “Court”) may, on application of Granite GP or an eligible party, do one or more of the following:

•	order Granite GP to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order Granite GP to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or any payment under, an agreement of indemnification entered into by Granite GP;

•	order Granite GP to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;

•	make any other order the Court considers appropriate.

Under Section 165 of the Act, Granite GP may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, Granite GP or an associated corporation.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

Under Article 20.2 of the articles of Granite GP (the “Articles”), subject to the Act, Granite GP must indemnify a director or former director of Granite GP and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and Granite GP must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with Granite GP on the terms of the indemnity contained in Article 20.2 of the Articles.

Subject to any restrictions in the Act, Granite GP may indemnify any person.

The failure of a director or officer of Granite GP to comply with the Act or the Articles does not invalidate any indemnity to which he or she is entitled under Part 20 of the Articles.

For the purposes of the Articles:

•	an “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

•

an “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director of Granite GP (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of Granite GP, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and

•	“expenses” has the meaning set out in the Act.

Under the Articles, Granite GP may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

•	is or was a director, officer, employee or agent of Granite GP;

•	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of Granite GP;

•	at the request of Granite GP, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

•	at the request of Granite GP, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

The foregoing summary is subject to the complete text of the Act and the Articles and such summary is qualified in its entirety by reference thereto.

*****

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrants pursuant to the foregoing provisions, the Registrants have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

Each Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

Concurrent with the filing of this Registration Statement, the Registrants have filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of process of the Registrants shall be communicated promptly to the Securities and Exchange Commission by an amendment to the Form F-X referencing the file number of the relevant registration statement.

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EXHIBITS

Exhibit Number	Description

4.1	Audited combined financial statements of Granite REIT and Granite GP and accompanying notes for the years ended December 31, 2019 and 2018, together with the report of independent registered public accounting firm thereon (incorporated by reference from Exhibit 2 to the Annual Report on Form 40-F of Granite REIT and Granite GP for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission on March 5, 2020) (Securities and Exchange Commission File Nos. 001-35771 and 001-35772).

4.2	Management’s discussion and analysis of the results of operations and financial condition of Granite REIT and Granite GP for the years ended December 31, 2019 and 2018 (incorporated by reference from Exhibit 3 to the Annual Report on Form 40-F of Granite REIT and Granite GP for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission on March 5, 2020) (Securities and Exchange Commission File Nos. 001-35771 and 001-35772).

4.3	Annual information form of Granite REIT dated March 4, 2020 for the year ended December 31, 2019 (incorporated by reference from Exhibit 1 to the Annual Report on Form 40-F of Granite REIT and Granite GP for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission on March 5, 2020) (Securities and Exchange Commission File Nos. 001-35771 and 001-35772).

4.4	Management information circular of Granite REIT and Granite GP dated April 24, 2020 for the annual meeting of holders of stapled units of Granite REIT and Granite GP held on June 4, 2020.

4.5	Interim unaudited condensed combined financial statements of Granite REIT and Granite GP and accompanying notes as at and for the three and nine month periods ended September 30, 2020 and 2019.

4.6	Management’s discussion and analysis of the results of operations and financial condition of Granite REIT and Granite GP for the three and nine month periods ended September 30, 2020 and 2019.

5.1	Consent of Deloitte LLP.

5.2	Consent of Blake, Cassels & Graydon LLP.

6.1	Powers of Attorney (included in this Registration Statement under “Signatures”).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on November 26, 2020.

GRANITE REAL ESTATE INVESTMENT TRUST

By:	/s/ Kevan Gorrie
	Name:	Kevan Gorrie
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kevan Gorrie, Teresa Neto and Lawrence Clarfield, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kevan Gorrie	President, Chief Executive Officer and Trustee (Principal Executive Officer)	November 26, 2020
Kevan Gorrie

/s/ Teresa Neto	Chief Financial Officer (Principal Financial and Accounting Officer)	November 26, 2020
Teresa Neto

/s/ Kelly Marshall	Chairman and Trustee	November 26, 2020
Kelly Marshall

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/s/ Peter Aghar	Trustee	November 26, 2020
Peter Aghar

/s/ Remco Daal	Trustee	November 26, 2020
Remco Daal

/s/ Fern Grodner	Trustee	November 26, 2020
Fern Grodner

/s/ Al Mawani	Trustee	November 26, 2020
Al Mawani

/s/ Gerald Miller	Trustee	November 26, 2020
Gerald Miller

/s/ Sheila A. Murray	Trustee	November 26, 2020
Sheila A. Murray

/s/ Jennifer Warren	Trustee	November 26, 2020
Jennifer Warren

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Granite Real Estate Investment Trust in the United States, on November 26, 2020.

GRANITE REIT AMERICA INC.

By:	/s/ Kevan Gorrie
Name: Kevan Gorrie
Title: President

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on November 26, 2020.

GRANITE REIT INC.

By:	/s/ Kevan Gorrie
Name: Kevan Gorrie
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kevan Gorrie, Teresa Neto and Lawrence Clarfield, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kevan Gorrie	President, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2020
Kevan Gorrie

/s/ Teresa Neto	Chief Financial Officer (Principal Financial and Accounting Officer)	November 26, 2020
Teresa Neto

/s/ Kelly Marshall	Chairman and Director	November 26, 2020
Kelly Marshall

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/s/ Peter Aghar	Director	November 26, 2020
Peter Aghar

/s/ Remco Daal	Director	November 26, 2020
Remco Daal

/s/ Fern Grodner	Director	November 26, 2020
Fern Grodner

/s/ Al Mawani	Director	November 26, 2020
Al Mawani

/s/ Gerald Miller	Director	November 26, 2020
Gerald Miller

/s/ Sheila A. Murray	Director	November 26, 2020
Sheila A. Murray

/s/ Jennifer Warren	Director	November 26, 2020
Jennifer Warren

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Granite REIT Inc. in the United States, on November 26, 2020.

GRANITE REIT AMERICA INC.

By:	/s/ Kevan Gorrie
Name: Kevan Gorrie
Title: President

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